NOTICE & PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

NORTHERN TRUST CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

April 15, 2003

To the Stockholders of Northern Trust Corporation:

The annual meeting of stockholders of Northern Trust Corporation will be held on Tuesday, April 15, 2003 at 10:30 a.m., Chicago time, at the office of the Corporation, northwest corner of LaSalle and Monroe Street in Chicago, Illinois.

The purposes of the meeting are to:

•	Elect 13 directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified; and

•	Transact any other business that may properly come before the meeting.

You may vote if you are a stockholder of record at the close of business on February 24, 2003.

ROSE A. ELLIS

Secretary

March 10, 2003

IMPORTANT—PLEASE VOTE PROMPTLY

In order that there may be proper representation at the meeting, we urge you to vote by telephone or through the Internet or sign and return the enclosed proxy card in the postage-paid envelope provided. You may nevertheless vote in person if you do attend the meeting.

NORTHERN TRUST CORPORATION

50 South LaSalle Street

Chicago, Illinois 60675

March 10, 2003

PROXY STATEMENT

INTRODUCTION

Our 2003 annual meeting of stockholders will be held on Tuesday, April 15, 2003 at 10:30 a.m., Chicago time, at the office of the Corporation located on the northwest corner of LaSalle and Monroe Street in Chicago, Illinois. We invite you to attend the annual meeting and vote your shares directly.

You do not need to attend the annual meeting to vote your shares. Instead, you may vote your shares by telephone or through the Internet or you may complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Instructions for voting by telephone or through the Internet can be found on the enclosed proxy card.

The Corporation’s board of directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on each proposal to be presented. This proxy statement provides you with information about each proposal and other matters that you may find useful in voting your shares. On March 10, 2003, we began mailing this proxy statement and the enclosed proxy card to all stockholders entitled to vote at the annual meeting. Detailed information relating to the Corporation’s activities and financial performance is contained in our 2002 annual report to stockholders, which is also enclosed.

VOTING

Who May Vote

Record holders of the Corporation’s common stock at the close of business on February 24, 2003 may vote at the annual meeting. On that date, the Corporation had 220,687,746 shares outstanding. The shares of common stock held in the Corporation’s treasury will not be voted.

You are entitled to one vote for each share of common stock that you owned of record at the close of business on February 24, 2003. The enclosed proxy card indicates the number of shares you are entitled to vote at the annual meeting. You may vote cumulatively in the election of directors, a process described below under “Election of Directors.”

Voting Your Proxy

Whether or not you plan to attend the annual meeting, we urge you to vote your proxy promptly.

If you are a stockholder of record (that is, if you hold shares of the Corporation’s common stock in your own name), you may vote your shares by proxy using any of the following methods:

•	telephoning the toll-free number listed on the proxy card;

•	using the Internet site listed on the proxy card; or

•	completing, signing, dating and returning the proxy card in the postage-paid envelope provided.

The telephone and Internet voting procedures set forth on the proxy card are designed to authenticate stockholders’ identities, to allow stockholders to provide their voting instructions, and to confirm that their instructions have been properly recorded. If you vote by telephone or through the Internet, you should not return your proxy card.

If your shares of common stock are held by a broker, bank or other nominee in “street name,” you will receive voting instructions (including instructions, if any, on how to vote by telephone or through the Internet) from the record holder that you must follow in order to have your shares voted at the annual meeting.

If you own shares of common stock as a participant in the Northern Trust Employee Stock Ownership Plan, The Northern Trust Company Thrift-Incentive Plan, or in any other employee benefit plan of the Corporation, you will receive a voting instruction card that covers the shares credited to each of your plan accounts.

Whether you vote by mail, telephone or Internet, your common stock will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares as recommended by the board of directors FOR the election of each nominee for director.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. To revoke your proxy, you may send a written notice of revocation to the secretary of the Corporation at the address indicated on the first page of this proxy statement, submit another signed proxy with a later date, vote by telephone or through the Internet at a later date, or vote in person at the annual meeting.

Voting in Person

You may come to the annual meeting and vote your shares in person by obtaining and submitting a ballot that will be provided at the meeting. However, if your shares are held by a broker, bank or other nominee in street name, to be able to vote at the meeting you must obtain a proxy, executed in your favor, from the institution that holds your shares, indicating that you were the beneficial owner of the shares on February 24, 2003, the record date for voting.

Householding Information

We are delivering only one annual report and proxy statement to registered stockholders who share the same address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the annual report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please call 312-444-7030 or mail a request to the secretary of the Corporation at the address indicated on the first page of this proxy statement. We will deliver the requested documents promptly upon your request.

If you and other registered stockholders with whom you share an address currently receive multiple copies of annual reports or proxy statements, or if you hold stock in the Corporation in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy statement, please contact the Corporation’s transfer agent (Wells Fargo Bank Minnesota, N.A., P.O. Box 64854, St. Paul, MN 55164-0854; Telephone: 800-468-9716) with the names in which all accounts are registered and the name of the account for which you wish to receive mailings.

Quorum and Vote Required for Approval

A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if a majority of the outstanding shares is present in person or by proxy at the annual meeting. Abstentions and broker non-votes, if any, will be counted as present for purposes of establishing a quorum. A “broker non-vote” will occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Inspectors of election appointed for the annual meeting will tabulate all votes cast in person or by proxy at the annual meeting.

The directors will be elected at the annual meeting by a plurality of all the votes cast (i.e., the 13 nominees for director who receive the most votes will be elected). Votes to “withhold” authority for a nominee or nominees will have no effect on the election of directors, and it is not anticipated that there will be any broker non-votes on this proposal since brokers will have discretion to vote in the election of directors.

Solicitation of Proxies

The Corporation will pay all costs of soliciting proxies. The Corporation has retained Georgeson Shareholder Communications Inc. to assist with the solicitation of proxies for a fee not to exceed $12,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, we may also use our officers and employees to solicit proxies either personally or by telephone, Internet, letter or facsimile.

ADMITTANCE TO THE ANNUAL MEETING

Stockholders as of the record date, or their duly appointed proxies, may attend our annual meeting on April 15, 2003, and each may be accompanied by one guest. Registration will begin at 9:30 a.m., and seating will begin at 10:00 a.m. If you attend, please note that you will need an admission ticket or proof of ownership of Northern Trust common stock to enter the meeting. If you arrive at the meeting without an admission ticket, we will admit you only if we are able to verify that you are a Northern Trust stockholder. Also, you may be asked to present valid picture identification, such as a driver’s license or passport. For safety and security reasons, cameras and recording devices will not be permitted in the meeting.

For registered stockholders, an admission ticket is enclosed. Please bring the admission ticket with you to the meeting.

If your shares of common stock are held by a broker, bank or other nominee in street name, your admission ticket is the left side of your voting information form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership.

ELECTION OF DIRECTORS

Stockholders will be asked to elect 13 directors at this year’s annual meeting. Set forth below is detailed information with respect to the 13 nominees, all of whom are currently serving as directors of the Corporation and of its principal subsidiary, The Northern Trust Company (the “Bank”). Each of the 13 nominees has consented to serve as a director if elected at this year’s annual meeting. Barry G. Hastings, President and Chief Operating Officer of the Corporation and the Bank since 1995 and a director of the Corporation since 1994, retired effective December 31, 2002 as an officer and director of the Corporation and the Bank.

Each nominee elected as a director will serve until the next annual meeting and until his or her successor has been elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy may be voted for the election of another nominee proposed by the board or the board may reduce the number of directors to be elected at the annual meeting.

The enclosed proxy card provides instructions on how to vote for all nominees or to withhold authority to vote for all or one or more nominees. You have cumulative voting rights in the election of directors, meaning that your total number of votes equals the number of your shares of common stock multiplied by 13, the number of directors to be elected. You may allocate these cumulative votes equally among the nominees or otherwise as you specify on the enclosed proxy card. Unless you choose a different allocation and so mark on your proxy card, it is expected that the proxy holders will allocate cumulative votes equally among all nominees for whom authority to vote has not been withheld. However, the proxy holders will have the discretion to allocate cumulative votes differently among those for whom authority to vote has not been withheld, so as to elect all or as many nominees as possible depending on the circumstances at the annual meeting. If you wish to exercise your right to cumulative voting, you must provide us with written instructions on the enclosed proxy card; you may not exercise this right by voting by telephone or through the Internet.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH NOMINEE.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

The following information about the nominees for election to the board of directors of the Corporation at the 2003 annual meeting of stockholders is as of December 31, 2002, unless otherwise indicated.

[PHOTO]

DUANE L. BURNHAM, Director since 1997, Age 60

Retired Chairman and Chief Executive Officer, Abbott Laboratories since April 1999, Chairman from 1990 until that date, and Chief Executive Officer from 1990 through December 1998 (Global diversified health care products and services company).

[PHOTO]

DOLORES E. CROSS, Director since 1994, Age 65

Former President, Morris Brown College, since June 2002, President from June 1999 until that date (Educational institution); GE Fund Distinguished Professor, The Graduate School and University Center, The City University of New York, from July 1998 to June 1999 (Educational institution); President, GE Fund from October 1997 to June 1998 (Corporate foundation with education, arts and public policy programs).

Dr. Cross is a trustee of Adelphi University.

[PHOTO]

SUSAN CROWN, Director since 1997, Age 44

Vice President, Henry Crown and Company since 1984 (Company with diversified manufacturing operations, real estate and securities).

Ms. Crown is a director of Baxter International Inc. and Illinois Tool Works Inc. and a trustee of Yale University and Rush-Presbyterian-St. Luke’s Medical Center in Chicago.

[PHOTO]

ROBERT S. HAMADA, Director since 1988, Age 65

Edward Eagle Brown Distinguished Service Professor of Finance, Graduate School of Business, University of Chicago since July 1993, Dean from July 1993 to July 2001, and member of the Faculty since 1966 (Educational institution); Chief Executive Officer of Merchants’ Exchange LLC from July 2001 to September 2002 (Electronic exchange trading futures contracts and options-on-futures).

Mr. Hamada is a director of A. M. Castle & Co. and Fleming Companies, Inc.

[PHOTO]	ROBERT A. HELMAN, Director since 1986, Age 68 Partner, Mayer, Brown, Rowe & Maw since 1967 (Law firm). Mr. Helman is a director of Dreyers Grand Ice Cream, Inc. and TC PipeLines GP, Inc.

[PHOTO]

ARTHUR L. KELLY, Director since 1988, Age 65

Managing Partner, KEL Enterprises L.P. since 1982 (Holding and investment partnership).

Mr. Kelly is a director of BASF Aktiengesellschaft, Bayerische Motoren Werke (BMW) A.G., Deere & Company, and Snap-on Incorporated.

[PHOTO]

FREDERICK A. KREHBIEL, Director since 1988, Age 61

Co-Chairman, Molex Incorporated since July 1999, Co-Chief Executive Officer from July 1999 to July 2001, Chairman from November 1993 to July 1999, and Chief Executive Officer from July 1988 to July 1999 (Manufacturer of electrical/electronic interconnecting products and systems).

Mr. Krehbiel is a director of DeVry Inc., Molex Incorporated, Tellabs, Inc., and W.W. Grainger, Inc.

[PHOTO]

ROBERT C. McCORMACK, Director since 2000, Age 63

Co-Chairman and Managing Director since 1993 and founding partner, Trident Capital, Inc. (Venture capital firm).

Mr. McCormack is a director of DeVry Inc., Illinois Tool Works Inc., and MeadWestvaco Corporation.

[PHOTO]

EDWARD J. MOONEY, Director since 1996, Age 61

Retired Délégué Général-North America since March 2001, Suez Lyonnaise des Eaux (Worldwide provider of energy, water, waste and communications services); Retired Chairman and Chief Executive Officer, Nalco Chemical Company since March 2000, Chairman and Chief Executive Officer from April 1994 until that date, and President from 1990 until December 1998 (Manufacturer of specialized service chemicals acquired by Suez Lyonnaise des Eaux in November 1999).

Mr. Mooney is a director of FMC Corporation and FMC Technologies, Inc.

[PHOTO]

WILLIAM A. OSBORN, Director since 1994, Age 55

Chairman since October 1995, Chief Executive Officer since June 1995 and President since January 2003 of the Corporation and the Bank.

Mr. Osborn is a director of Caterpillar Inc., NICOR, Inc., Tribune Company and a Class A Director of the Federal Reserve Bank of Chicago.

[PHOTO]

JOHN W. ROWE, Age 57

Chairman and Chief Executive Officer, Exelon Corporation since April 2002, President since October 2000, and Co-Chief Executive Officer from October 2000 to April 2002 (Energy company formed through the merger of Unicom Corporation and PECO Energy Company in October 2000); Chairman, President and Chief Executive Officer of Unicom Corporation and its principal subsidiary, Commonwealth Edison Company, from March 1998 to October 2000; and President and Chief Executive Officer of New England Electric System from February 1989 to February 1998.

Mr. Rowe is a director of UnumProvident Corporation.

[PHOTO]

HAROLD B. SMITH, Director since 1974, Age 69

Chairman of the Executive Committee, Illinois Tool Works Inc. since 1982 (Manufacturer and marketer of engineered components and industrial systems and consumables).

Mr. Smith is a director of Illinois Tool Works Inc. and W. W. Grainger, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company.

[PHOTO]

WILLIAM D. SMITHBURG, Director since 1981, Age 64

Retired Chairman, President and Chief Executive Officer, The Quaker Oats Company since October 1997 and from 1981 until that date, Chief Executive Officer (Worldwide manufacturer and marketer of beverages and grain-based products).

Mr. Smithburg is a director of Abbott Laboratories and Corning Incorporated.

INFORMATION ABOUT THE BOARD AND COMMITTEES

Committees

Audit Committee

Members: Directors Burnham (Chairman), Crown, Hamada, Kelly, Mooney and Rowe

Number of Meetings in 2002: Nine

Oversight Activities:

•	Meets with internal audit representatives; receives and discusses the internal audit program and the results of examinations
•	Meets with the Corporation’s public accountants; reviews and discusses their reports issued with respect to the Corporation’s annual financial statements and internal control structure
•	Meets with banking regulators; receives and discusses results of regulatory examinations
•	Performs such other functions as are described in the Audit Committee Charter

The board of directors, in its opinion, has determined that all members of the Audit Committee are “independent directors” under the applicable listing standards of the National Association of Securities Dealers, Inc. (“NASD”).

Compensation and Benefits Committee

Members: Directors Mooney (Chairman), Burnham, Crown, Kelly, Smith and Smithburg

Number of Meetings in 2002: Five

Oversight Activities:

•	Meets with internal human resources representatives and outside consultants and reviews compensation policy and executive compensation levels
•	Recommends stock and cash benefit and incentive plans, programs and payments
•	Administers certain stock and cash benefit and incentive plans and programs
•	Oversees management development and succession planning

Corporate Governance Committee

Members: Directors Smithburg (Chairman), Burnham, Cross, Helman, Krehbiel and Smith

Number of Meetings in 2002: Two

Oversight Activities:

•	Evaluates and recommends candidates for nomination to the board of directors
•	Recommends structure and membership of board committees
•	Considers candidates for the board recommended by stockholders

The Corporation’s by-laws provide that stockholders may propose director nominations only if they give timely written notice, directed to the attention of the secretary of the Corporation at the address indicated on the first page of this proxy statement, not less than 90 days and not more than 120 days prior to the anniversary date of the prior year’s annual meeting. The notice must contain the information required by the by-laws.

Other Committees

The Corporation’s board of directors has three other standing committees. The Business Strategy Committee reviews the policies, strategies and performance of the various business units of the Corporation. The Business Risk Committee reviews the risks inherent in extending credit, managing assets and liabilities, and providing fiduciary services and other related matters. The Executive

Committee meets as required and may exercise the powers of the board in the management of the business and affairs of the Corporation when the board is not in session, subject to limitations imposed by law and the by-laws of the Corporation.

Board and Committee Meetings

The Corporation’s board of directors held ten meetings during 2002. All persons who were directors during 2002 attended at least 75% of these meetings and meetings of committees on which they served.

Director Compensation

In 2002, non-employee directors received the following fees for their service on the board:

Annual Retainer	$40,000
For Each Committee Meeting Attended	$ 1,000

The chairman of each committee other than the Executive Committee received an additional annual retainer of $5,000 in 2002. All non-employee directors are also eligible to receive a per diem fee of $1,000 when required to attend orientation meetings or to perform specific services on behalf of the Corporation. The Corporation paid $2,000 for such services in 2002. All cash compensation for non-employee directors will remain the same in 2003, except that non-employee directors will receive a fee of $1,500 for each Board and Committee meeting attended.

In 2000, each non-employee director received a grant of 2,400 stock units under the Northern Trust Corporation Amended 1992 Incentive Stock Plan (the “1992 Plan”), with 800 stock units vesting upon election or re-election as a director of the Corporation in each of the years 2000, 2001 and 2002. In January 2003, each non-employee director received a grant of 2,400 stock units under the Northern Trust Corporation 2002 Stock Plan (the “2002 Plan”), with 800 stock units vesting upon election or re-election as a director of the Corporation in each of the years 2003, 2004 and 2005. Any additional non-employee directors elected during this period will receive a similar award, prorated for time served on the board during the three-year time period. A non-employee director will receive one share of common stock for each stock unit upon vesting of the stock units. Dividend equivalents on the stock units are paid on a current basis unless, as described below, the non-employee director elects to defer the stock units.

Non-employee directors may elect to defer payment of their cash compensation and stock units until termination of their service as directors. Any deferred cash compensation is converted into stock units representing shares of common stock. The value of each stock unit is based upon the market price of the stock at the end of the calendar quarter for which the cash compensation would have been paid. Dividend equivalents on all deferred stock units are paid quarterly to a cash account and accrue interest at an interest rate determined from time to time by the Compensation and Benefits Committee. Deferred cash compensation and dividend equivalents will be paid out in cash, and deferred stock units will be distributed in stock, in each case in a lump sum or in up to ten annual installments at the election of the director.

Directors who are also employees receive no additional compensation for serving on the board or its committees.

ADDITIONAL INFORMATION ABOUT MANAGEMENT AND THE BOARD

Services Provided by the Corporation to Directors and Executive Officers

Directors and executive officers of the Corporation, as well as members of their immediate families and various corporations and other entities associated with the directors, were clients of and had transactions with the Corporation and its subsidiaries in the ordinary course of business during 2002. These transactions included loans; purchases, sales and placements of investment securities and other financial instruments; fiduciary transactions; deposits; and other purchase, sale and finance transactions. Similar transactions may occur in the ordinary course of business in the future. All loans were made on a non-preferential basis and did not involve more than the normal risk of collectibility or present other unfavorable terms. All loans made to directors and executive officers of the Corporation are permitted under the provisions of the Sarbanes-Oxley Act of 2002. Transactions in 2002 involving services provided by the Corporation to its directors and executive officers did not result in payments or fees that were material to the gross revenues of the Corporation.

Other Business Relationships

In the ordinary course of business, the Corporation uses the products and services of organizations of which the Corporation’s directors are directors or executive officers. Transactions in 2002 involving the purchase of products and services did not result in payments that were material to the gross revenues of the organization with which a director was associated. Mr. Helman, a director of the Corporation, is a partner in the law firm of Mayer, Brown, Rowe & Maw, which renders legal services to the Corporation and its subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and beneficial owners of more than 10% of the Corporation’s stock, if any, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of any securities of the Corporation. Copies of these reports must also be provided to the Corporation.

To the Corporation’s knowledge, all the Corporation’s directors, executive officers and beneficial owners of more than 10% of the Corporation’s stock made on a timely basis all filings required during 2002, except that Timothy J. Theriault, an executive officer of the Corporation, filed a late Form 4 for fiscal year 2002 reporting the sale of 2,000 shares in a single transaction. In making these disclosures, the Corporation relied on copies of the reports provided to the Corporation and written representations that no other reports were required.

Compensation and Benefits Committee Interlocks and Insider Participation

None of the members of the Compensation and Benefits Committee is or ever was an officer or employee of the Corporation or any of its subsidiaries. Members of the committee, as well as members of their immediate families and various corporations and other entities associated with such members, may have loans with the Bank and other transactions with the Corporation and its subsidiaries. All loans were made on a non-preferential basis and did not involve more than the normal risk of collectibility or present other unfavorable terms. All loans made to members of the Compensation and Benefits Committee are permitted under the provisions of the Sarbanes-Oxley Act of 2002.

SECURITY OWNERSHIP OF MANAGEMENT

The following table shows the beneficial ownership of the Corporation’s common stock for each director and director nominee, each executive officer named in the Summary Compensation Table elsewhere in this proxy statement and all directors and executive officers of the Corporation as a group, as of December 31, 2002.

	Common Stock Owned(1) and Stock Units Held(2) as of December 31, 2002
Name	No. of Shares		Percent of Class of Common Stock	No. of Stock Units

Duane L. Burnham	2,000		*	11,711
Dolores E. Cross	3,200		*	13,060
Susan Crown	10,000		*	2,400
Robert S. Hamada	12,200		*	4,848
Barry G. Hastings	1,192,221	(3)(4)	*	56,000
Robert A. Helman	7,200		*	11,540
Arthur L. Kelly	91,075		*	8,389
Frederick A. Krehbiel	24,600		*	2,400
Robert C. McCormack	10,963,577	(5)	4.98%	2,400
Edward J. Mooney	7,200		*	0
William A. Osborn	1,407,862	(3)	*	245,967
Perry R. Pero	1,020,587	(3)	*	101,557
John W. Rowe	1,000		*	1,859
Harold B. Smith	13,939,102	(6)	6.31%	0
William D. Smithburg	8,300		*	49,405
Mark Stevens	654,634	(3)	*	85,332
Stephen B. Timbers	334,764	(3)	*	54,000
All directors and executive officers as a group	26,426,529	(3)-(6)	11.97%	918,868

*Less than one percent of the outstanding common stock.

Following are footnotes to the table on the preceding page:

(1) The information contained in this table was furnished to the Corporation by the individuals named in the table and reflects the SEC’s definition of beneficial ownership. Except as noted below, the nature of beneficial ownership for shares shown in this table is sole voting and/or investment power (including shares as to which spouses and minor children of the individuals covered by this table have such power).

(2) Stock units held by certain non-employee directors represent stock units under the 1997 Deferred Compensation Plan for Non-Employee Directors, which include amounts deferred under certain prior deferred compensation plans, and stock units granted under the 1992 Plan as described under “Information About the Board and Committees—Director Compensation.” All stock units shown in the table are vested except for the following unvested stock units for the named executive officers: Mr. Hastings, 56,000 unvested stock units; Mr. Osborn, 96,000 unvested stock units; Mr. Pero, 47,000 unvested stock units; Mr. Stevens, 54,000 unvested stock units; and Mr. Timbers, 54,000 unvested stock units. In addition to the stock units shown in the table, each non-employee director received a grant of 2,400 stock units in January 2003, all of which remain unvested. Stock units held by directors and executive officers do not have voting rights.

(3) The number of shares shown includes shares issuable pursuant to stock options exercisable within 60 days after December 31, 2002, as follows: Mr. Hastings, 700,719 shares; Mr. Osborn, 972,959 shares; Mr. Pero, 385,079 shares; Mr. Stevens, 436,926 shares; and Mr. Timbers, 291,710 shares; and all directors and executive officers as a group, 3,907,818 shares.

(4) Barry G. Hastings, President and Chief Operating Officer of the Corporation and the Bank until his retirement on December 31, 2002 as an officer and director of the Corporation and the Bank, has sole voting and investment power as to 12,000 shares of the outstanding common stock that are held in a family trust of which he is the trustee. Mr. Hastings also has shared voting and investment power as to 3,046 shares of the outstanding common stock that are held in two family trusts of which his wife is the trustee. In addition, Mr. Hastings has shared voting and investment power as to 754 shares of the outstanding common stock that are held in a family trust and 2,000 shares that are held by a family corporation, and Mr. Hastings’ wife is the trustee, with full voting and investment power, as to 374,587 shares held in an irrevocable trust. Mr. Hastings disclaims any beneficial ownership interest in the shares referred to in this footnote.

(5) Robert C. McCormack has sole voting power pursuant to delegated authority as to 702,108 shares or .32% of the outstanding common stock that are held in an irrevocable trust of which the Bank is the sole trustee. As co-trustee with the Bank, Harold B. Smith and one other individual, he shares voting and investment power for 5,164,056 shares or 2.34% of the outstanding common stock. As co-trustee with the Bank, he shares voting and investment power for 2,234,385 or 1.01% of the outstanding common stock. With respect to 117,000 shares or .05%, he serves as co-trustee with the Bank and has sole voting and investment power. In addition, Mr. McCormack has sole voting and investment power as to 2,713,424 shares or 1.23% of the outstanding common stock that are held in a family partnership of which he is the general partner.

(6) See note 2 to the Security Ownership of Certain Beneficial Owners Table on page 13.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table includes information concerning common stock ownership of stockholders who were the beneficial owners of more than 5% of the outstanding shares of the Corporation’s common stock as of December 31, 2002.

	Common Stock Held(1) as of December 31, 2002

Name and Address	No. of Shares		Percent of Class

Harold B. Smith	13,939,102	(2)	6.31%
3600 West Lake Avenue, Glenview, Illinois 60025-5811
U.S. Trust Corporation	11,640,007	(3)	5.27%
114 West 47th Street, New York, New York 10036

(1) The information contained in this table was furnished to the Corporation by the persons named in the table and reflects the SEC’s definition of beneficial ownership. The nature of beneficial ownership of the holdings shown in this table is set forth in notes 2 and 3 below.

(2) Harold B. Smith serves as co-trustee and shares voting and investment power with various family members and the Bank with respect to 8,659,432 shares or 3.92% of the outstanding common stock. As co-trustee with the Bank, Robert C. McCormack and one other individual, he shares voting and investment power for 5,164,056 shares or 2.34% of the outstanding common stock. With respect to 99,110 shares or .04% of the outstanding common stock, he serves as co-trustee and shares voting and investment power with other family members. Mr. Smith also has sole voting and investment power over 2,904 shares or .01% of the outstanding common stock held in a trust, and shared voting and investment power over 13,600 shares or .01% of the outstanding common stock as co-trustee of four additional trusts.

(3) U.S. Trust Corporation holds 11,640,007 shares or 5.27% of the outstanding common stock, including 11,024,168 shares or 4.99% of the outstanding common stock held by U.S. Trust Company, N.A., a wholly owned subsidiary of U.S. Trust Corporation, in its capacity as Trustee of the Northern Trust Employee Stock Ownership Plan (“ESOP”). Except as described below, U.S. Trust Company, N.A. has no voting and investment power with respect to the 11,024,168 ESOP shares allocated to participant accounts and has shared voting and investment power with respect to any unallocated ESOP shares. Participants in the ESOP are entitled to direct the Trustee as to the voting of shares allocated to their accounts under the ESOP, except that the Trustee has discretion to vote such shares if the participants’ instructions are contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Unallocated shares and allocated shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in the same proportion that the allocated shares were voted, unless inconsistent with the Trustee’s fiduciary responsibility. Under the ESOP, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares. With respect to investment power in the context of a tender offer, participants in the ESOP are entitled to direct the Trustee whether to tender shares allocated to their accounts, except to the extent such directions are contrary to ERISA. The Trustee shall not tender Undirected Shares, except as otherwise provided in accordance with ERISA.

The Bank and its affiliates individually act as sole or co-fiduciary with respect to trusts and other fiduciary accounts which own, hold or control through intermediaries in the aggregate 27,247,248 shares or 12.34% of the outstanding common stock over which the Bank and its affiliates have, directly or indirectly, sole or shared voting power and/or sole or shared investment power. No single trust or other fiduciary account holds a beneficial ownership interest in excess of 5%. The Bank and its affiliates have sole voting power with respect to 5,611,804 shares or 2.54% of the outstanding common stock, and they share voting power with respect to 18,835,809 shares or 8.53% of the outstanding common stock. They have sole investment power with respect to 5,262,887 shares or 2.38% of the outstanding common stock, and they share investment power with respect to 18,059,597 shares or 8.18% of the outstanding common stock.

In addition, the Bank, as Trustee of The Northern Trust Company Thrift-Incentive Plan, holds in the Northern Trust Common Stock Fund of that Plan 5,259,326 shares or 2.38% of the outstanding common stock. The Bank has no voting or investment power with respect to these shares since sole voting and investment power for the shares is held by the 5,793 Northern Trust Common Stock Fund participants who are employees of the Corporation or its subsidiaries.

As of December 31, 2002, Northern Trust directors and employees as a group beneficially owned over 18.55% of the Corporation’s common stock. In addition, the Corporation estimates that at least 3.03% of the Corporation’s common stock was beneficially owned by Northern Trust retirees as of December 31, 2002.

EXECUTIVE COMPENSATION

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee (the “Committee”), which consists entirely of non-employee directors, is responsible for overseeing the Corporation’s executive compensation program. Each year the Committee reviews the components of the Corporation’s executive compensation program, comparing compensation levels to a peer group of financial services organizations that represent the Corporation’s competition for executive talent. The organizations selected for comparison generally have one or more of the following characteristics: superior financial performance; lines of business similar to those of the Corporation; significant operations in the Corporation’s principal geographic areas; and size, either overall or in particular lines of business, comparable to that of the Corporation. All of the organizations in the peer group are included in the Keefe, Bruyette & Woods 50 Index, which is used in the Five-Year Cumulative Total Return table presented elsewhere in this proxy statement.

The Committee reviews and approves the compensation of the Corporation’s most highly compensated executives, including the executive officers named in the Summary Compensation Table. For other executives the Committee reviews overall compensation policies and payment levels. The Committee considers recommendations from the Corporation’s Human Resources Department and outside consultants. In reviewing the compensation of executives other than the chief executive officer, the Committee takes the chief executive officer’s counsel and recommendations into account.

The Committee reviews annually the share ownership and share retention levels of the Corporation’s senior executives. The Committee presently believes that formal share ownership requirements for its senior executives are not necessary since these officers have existing equity holdings and potential equity holdings (in the form of stock options, stock units and performance shares) that are significant as a multiple of base salaries.

The Corporation’s executive compensation program is designed to compensate individuals at competitive levels to ensure the retention of executive talent. It links short-term and longer-term financial rewards to the Corporation’s success by making a significant portion of the executives’ cash compensation variable and dependent on corporate or business unit performance. The Committee believes that this component of executive compensation should increase if performance goals are achieved or exceeded, and correspondingly should decrease if goals are not achieved. The Corporation’s executive compensation program also emphasizes equity incentives in order to closely align the executives’ interests with those of the stockholders. The program is designed to reflect these compensation principles and has the following components: base salary, annual cash incentives, restricted stock units and stock options. The Corporation also makes specific awards of restricted stock from time to time.

Base Salaries

The Committee generally determines base salaries and any adjustments to base salaries by evaluating the responsibilities of the current position and the individual’s experience, performance, career progress and potential development. A review is also made of the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer group companies, to ensure that this component of compensation is competitive. The Committee targeted the base salaries of these executive officers at approximately the median of salaries for similar positions in the companies used for comparison purposes.

Annual Incentive Awards

During 2002 the executive officers named in the Summary Compensation Table were eligible for annual incentive awards under the provisions of the Management Performance Plan, which was approved by stockholders in 1999. The Plan establishes a maximum award funding opportunity for each Plan participant, expressed as a percentage of the Corporation’s consolidated net income for the relevant year. The maximum award funding opportunity is 0.6% of consolidated net income for the chairman and chief executive officer, 0.4% for the president and chief operating officer, and 0.3% for each of the other Plan participants. Following completion of the fiscal year, the Committee determines each participant’s maximum award funding opportunity on the basis of the Corporation’s consolidated net income for the year, and approves specific awards.

In determining the awards for 2002 shown in the bonus column of the Summary Compensation Table, the Committee used its discretion, as it had anticipated, to make awards below the maximum award funding opportunity. Individual participants’ awards were based on an evaluation of each executive’s performance and contribution to the Corporation’s financial and operating results. As was done for 2001 annual incentives, the Committee decided to distribute approximately 80% of the 2002 annual incentive awards in cash and 20% in the form of stock options.

Stock Awards

In 2002 the Committee approved grants of restricted stock units and restricted stock to certain senior executives, including the executive officers named in the Summary Compensation Table. All stock units and restricted stock, as described below, were awarded under the provisions of the 2002 Plan, which was approved by stockholders in 2002.

Each restricted stock unit entitles the award recipient to receive one share of stock in December of the year in which the award vests, which occurs upon the completion of five years of employment following the award. Dividend equivalents on the stock units are paid on a current basis. If the executive dies, becomes disabled, or retires during the five-year vesting period, a pro-rated number of stock units becomes distributable. If an executive who has reached age 55, the eligible age for retirement under the Corporation’s plans, leaves and does not compete with the Corporation during the five-year vesting period, a pro-rated number of stock units is eligible for distribution at the completion of the five-year vesting period. In all other instances where the executive leaves the Corporation during the five-year vesting period, the stock units are forfeited. Upon a change in control of the Corporation, the full stock unit grant becomes distributable.

Distribution of stock units is mandatorily deferred to the extent that distribution would result in compensation not being deductible by the Corporation under the provisions of Section 162(m) of the Internal Revenue Code (the “Code”). See “Deductibility” below. If distribution of an award is deferred for this reason, the award becomes distributable in the first year in which it would result in deductible compensation, such as when the executive has retired and is no longer subject to Section 162(m). Distributions may also be voluntarily deferred by the executive.

Shares of restricted stock are delivered to an award recipient, together with cash in an amount equal to the dividends declared on the shares plus interest at an assumed rate on the dividends, upon vesting of the shares in accordance with a predetermined vesting schedule that may vary depending upon the facts and circumstances at the time of grant. Upon a change in control of the Corporation, shares of restricted stock become fully vested. Shares of restricted stock are outstanding shares and may be voted, unless forfeited, by the recipient during the restricted period.

Individual awards of restricted stock units or restricted stock are based on multiple-of-salary guidelines, incorporating an estimated value of the award to the recipient, and competitive compensation data. The Committee also considers the equity awards previously granted to the individual, as well as the retention of these awards over the years. The 2002 awards to the executive officers named in the Summary Compensation Table are shown in the restricted stock award column of the table.

Stock Options

The Committee generally determines stock option grants to executives on an annual basis. Option grants are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the common stock on the date of grant and expire ten years after the date of the grant. This approach is designed to motivate the executive to contribute to the creation of stockholder value over the long term.

In approving individual awards, the Committee considers multiple-of-salary guidelines, incorporating an estimated option value to the recipient and competitive compensation data. Awards are made within the context of providing an appropriate mix of cash and equity incentives and also take into consideration individual performance factors. The Committee also considers the number of stock options and other stock compensation previously granted to the individual, as well as the retention of shares over the years. In addition to annual stock option grants, the Committee may, as it did in 2002 and 2001, grant stock options in lieu of a portion of annual incentive awards. The 2002 grants to the executive officers named in the Summary Compensation Table, consisting of annual grants and grants in lieu of 20% of the 2002 annual incentive awards, are shown in the table captioned “Option Grants in Last Fiscal Year.”

Chief Executive Officer Compensation

During 2002, the Committee reviewed the total compensation levels of the executive officers named in the Summary Compensation Table, including Mr. Osborn, and determined the respective level of equity compensation through grants of restricted stock units, restricted stock and stock options, all in accordance with the compensation objectives and factors described above. The Committee determined that there would be no salary adjustments in 2002 for Mr. Osborn and the other executive officers named in the Summary Compensation Table. In 2002, the Committee awarded Mr. Osborn a grant of 135,000 stock options, a separate grant of 16,774 stock options representing 20% of his 2001 annual incentive award, and 19,000 stock units. The two option grants together represented approximately 3.4% of the total options to purchase 4,493,524 shares that were granted in 2002. The stock unit grant represented approximately 9.9% of the total of 192,000 stock units awarded by the Committee in 2002.

Mr. Osborn’s 2002 annual incentive award of $1,000,000 was determined by the Committee under the provisions of the Management Performance Plan. The Corporation’s performance was impacted by continued weak economic conditions and equity markets that declined for the third consecutive year. The Committee acknowledged Mr. Osborn’s leadership and contributions to ensure that the Corporation is well-positioned as a leader in markets that offer excellent opportunities for long-term growth.

Deductibility

Section 162(m) of the Code provides that compensation in excess of $1,000,000 per year paid to the chief executive officer and the four other most highly compensated executive officers employed at year-end, other than compensation meeting the technical definition in the Code for “performance based compensation” or otherwise exempt from the provisions of Section 162(m), will not be deductible by a corporation for federal income tax purposes. Base salary and the amounts reflected in the other annual compensation and all other compensation columns of the Summary Compensation Table do not by their nature qualify as performance based compensation under Section 162(m). In addition, a number of performance shares and stock awards distributed in 2002 did not qualify as performance based compensation. Other performance shares scheduled for distribution in 2002 were previously exchanged for stock units, and their distribution was mandatorily deferred until such time as the distribution will result in deductible compensation. All other forms of compensation paid in 2002 to the named executive officers, including the annual cash incentives under the Management Performance Plan, were deductible.

The Committee will continue to review each material element of compensation on a continuing basis and take steps to assure deductibility if that can be accomplished without sacrificing flexibility and other important elements of the overall compensation program.

* * * * *

Through the programs described above, a significant portion of the Corporation’s executive compensation is linked directly to individual and corporate performance and stock price appreciation. In 2002 the five executive officers named in the Summary Compensation Table received over half of their compensation in the aggregate (consisting of the dollar amounts shown in the Table and the value realized on stock options exercised) in the form of performance based variable elements. The Committee intends to continue the policy of linking executive compensation to corporate performance, the value of the Corporation’s common stock and returns to stockholders.

This report is submitted on behalf of the members of the Committee:

Edward J. Mooney, Chairman

Duane L. Burnham

Susan Crown

Arthur L. Kelly

Harold B. Smith

William D. Smithburg

Summary Compensation Table

The following table sets forth compensation information for the years 2000 through 2002 with respect to the Corporation’s chief executive officer and the four other most highly compensated executive officers during 2002.

Name and Principal Position	Year	Annual Compensation			Long-Term Compensation

		Salary (1)	Bonus (2)	Other Annual Compen- sation (3)	Restricted Stock Awards (4)	Securities Underlying Options (5)	Payouts (Long-Term Incentive Plan) (6)	All Other Compen- sation (7)

William A. Osborn	2002	$950,000	$1,000,000	$880	$993,700	135,000	$154,120	$56,050
Chairman, Chief	2001	$937,500	$1,500,000	$765	$1,498,310	150,000	$194,575	$154,103
Executive Officer and President	2000	$887,500	$1,800,000	$2,001	$1,757,032	170,000	$105,909	$208,385

Barry G. Hastings	2002	$715,000	$600,000	$214	$519,680	0	$2,423,309	$42,185
Former President and	2001	$705,000	$900,000	$276	$1,089,680	100,000	$3,265,467	$115,885
Chief Operating Officer (8)	2000	$665,000	$1,100,000	$415	$1,265,063	120,000	$945,574	$156,142

Mark Stevens	2002	$540,000	$425,000	$488	$523,000	50,000	$1,938,647	$31,860
President—Personal	2001	$532,500	$600,000	$485	$817,260	60,000	$92,282	$87,530
Financial Services	2000	$502,500	$725,000	$2,710	$983,938	75,000	$840,510	$117,987

Stephen B. Timbers	2002	$535,000	$425,000	$0	$523,000	50,000	$666,410	$31,565
President—Northern	2001	$526,250	$600,000	$0	$817,260	65,000	$0	$86,503
Trust Global Investments	2000	$487,500	$750,000	$1,609	$983,938	80,000	$0	$114,465

Perry R. Pero	2002	$465,000	$375,000	$0	$470,700	45,000	$457,948	$27,435
Vice Chairman and	2001	$460,000	$500,000	$0	$681,050	50,000	$552,664	$75,613
Chief Financial Officer	2000	$440,000	$600,000	$0	$843,376	60,000	$523,824	$103,312

Following are footnotes to the table on page 19:

(1) There were no salary adjustments to the 2002 salaries, effective April 1, 2002, of the named executive officers.

(2) The “Bonus” figures represent the dollar value of the annual incentive awards earned by the named executive officers. For 2001 and 2002, approximately 80% of each annual incentive award was paid in cash and 20% was distributed in the form of non-qualified stock options on February 19, 2002 and on February 18, 2003, respectively, except that Mr. Hastings, due to his retirement, received his entire 2002 annual incentive award in cash.

(3) The “Other Annual Compensation” column reflects tax gross-up payments.

(4) Each named executive officer received a restricted stock unit award in May 2002, except for Mr. Hastings, who received a restricted stock award in November 2002. The values of the restricted stock units awarded in 2002, as shown in the table, are based on a price of $52.30 per share, the mean of the high and low sale prices of the common stock on May 20, 2002, the date of grant, as reported by The Nasdaq Stock Market. All other terms of the restricted stock units are described in “—Compensation and Benefits Committee Report—Stock Units.” The value of the 14,000 shares of restricted stock awarded to Mr. Hastings in 2002, of which 5,000 shares vest in each of December 2003 and December 2004 and 4,000 shares vest in December 2005, is based on a price of $37.12 per share, the mean of the high and low sale prices of the common stock on November 18, 2002, the date of grant, as reported by The Nasdaq Stock Market.

The total number of shares of restricted stock and stock units held by the named executive officers and their aggregate market value as of December 31, 2002 were: Mr. Osborn, 12,500 shares of restricted stock and 245,967 stock units, with the total valued at $9,010,160; Mr. Hastings, 26,500 shares of restricted stock and 56,000 stock units, with the total valued at $2,875,950; Mr. Stevens, 20,000 shares of restricted stock and 85,332 stock units, with the total valued at $3,671,874; Mr. Timbers, 20,000 shares of restricted stock and 54,000 stock units, with the total valued at $2,579,640; and Mr. Pero, 101,557 stock units, with the total valued at $3,540,277. All values are based on a price of $34.86 per share, the mean of the high and low sale prices of the common stock on December 31, 2002, as reported by The Nasdaq Stock Market.

(5) This number does not include stock options granted in 2002 that constitute 20% of each named executive officer’s 2001 annual incentive award reported in the “Bonus” column. These stock options are reported in the “Option Grants in Last Fiscal Year” table. Stock options were granted on February 18, 2003 that constituted 20% of each named executive officer’s 2002 annual incentive award, except as described in footnote (2) above.

(6) The values of the amounts shown were determined by multiplying the total number of performance shares earned and distributed by the mean of the high and low sale prices of the common stock on the dates of distribution as reported by The Nasdaq Stock Market and adding dividend equivalents and an interest factor. Commencing in 1999, the Compensation and Benefits Committee, in awarding restricted stock units under the 1992 Plan, discontinued awarding performance shares.

(7) The “All Other Compensation” column reflects contributions on behalf of the named executive officers to the Thrift-Incentive Plan and the Supplemental Thrift-Incentive Plan (collectively, “TIP”) and allocations on behalf of the named executive officers under The Northern Trust Employee Stock Ownership Plan and the Supplemental Employee Stock Ownership Plan (collectively, “ESOP”), all of which are defined contribution plans. For the following executive officers, the 2002 TIP and ESOP amounts (in that order) were: Mr. Osborn, $37,050 and $19,000; Mr. Hastings, $27,885 and $14,300; Mr. Stevens, $21,060 and $10,800; Mr. Timbers, $20,865 and $10,700; and Mr. Pero, $18,135 and $9,300. In the event of a change in control of the Corporation, participants become fully vested in all benefits payable under the ESOP and all benefits payable under the TIP that are in excess of applicable Internal Revenue Code limits.

(8) Mr. Hastings retired effective December 31, 2002 as an officer and director of the Corporation and the Bank.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to the stock options granted during 2002 to the executive officers named in the Summary Compensation Table. Using 0%, 5% and 10% in assumed rates of stock price appreciation (compounded annually) for the option term of ten years, the table also shows the potential realizable pre-tax value of the stock options. These assumed rates are used for illustrative purposes only, and are not intended to represent or predict future increases in the price of the Corporation’s common stock.

Name	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term of 10 years (3)

	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees In 2002	Exercise Price	Expiration Date	0%	5%	10%

William A. Osborn	16,774(1)	0.37%	$53.655	2/19/12	0	$566,011	$1,434,383
	135,000(2)	3.00%	$52.30	5/20/12	0	$4,440,311	$11,252,619

Barry G. Hastings	10,065(1)	0.22%	$53.655	2/19/12	0	$339,627	$860,681

Mark Stevens	6,710(1)	0.15%	$53.655	2/19/12	0	$226,418	$573,787
	50,000(2)	1.11%	$52.30	5/20/12	0	$1,644,559	$4,167,637

Stephen B. Timbers	6,710(1)	0.15%	$53.655	2/19/12	0	$226,418	$573,787
	50,000(2)	1.11%	$52.30	5/20/12	0	$1,644,559	$4,167,637

Perry R. Pero	5,592(1)	0.12%	$53.655	2/19/12	0	$188,693	$478,185
	45,000(2)	1.00%	$52.30	5/20/12	0	$1,480,104	$3,750,873

(1) These options were granted on February 19, 2002 and represent 20% of the named executive officer’s 2001 annual incentive award. These options vested six months after the date of grant.

(2) These options were granted on May 20, 2002. One-third of these options will each become exercisable on May 20 of 2003, 2004 and 2005. In the event of a change in control of the Corporation, as defined in the 2002 Plan, all outstanding stock options become fully vested and exercisable.

(3) No gain to the optionees is possible without an increase in the stock price, which will benefit all stockholders commensurately. The pre-tax gain to all stockholders after ten years, using as a base the mean of the high and low sale prices of common stock as reported by The Nasdaq Stock Market on the respective option grant dates and the number of shares outstanding as of December 31, 2002, would be (i) $0 for 0% appreciation, approximately $7.4 billion for 5% appreciation and approximately $18.9 billion for 10% appreciation, in the case of the options granted on February 19, 2002, and (ii) $0 for 0% appreciation, approximately $7.3 billion for 5% appreciation and approximately $18.4 billion for 10% appreciation, in the case of the options granted on May 20, 2002.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares for which stock options were exercised during 2002, the actual as well as annualized pre-tax value realized, the number of shares for which options were outstanding and the pre-tax value of those options as of year-end.

Name	Shares Acquired on Exercise	Value Realized (1)	Annualized Value Since Grant Date(2)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(3)		Value of Unexercised in-the-Money Options at Fiscal Year-End(3)(4)

				Exercisable	Unexercisable	Exercisable	Unexercisable

William A. Osborn	47,968	$1,940,434	$208,629	972,959	291,667	$7,403,451	$0

Barry G. Hastings	60,008	$2,417,532	$264,861	700,719	106,666	$5,997,920	$0

Mark Stevens	30,000	$701,475	$71,149	436,926	115,000	$3,478,108	$0

Stephen B. Timbers	0	$0	$0	291,710	120,000	$15,972	$0

Perry R. Pero	39,000	$1,779,473	$180,479	385,079	98,333	$3,523,940	$0

(1) Calculated on a pre-tax basis using the spread between the option exercise price and the mean of the high and low sale prices of the common stock on the date of exercise as reported by The Nasdaq Stock Market.

(2) Amount of pre-tax value realized annualized over period between the date of grant and the date of exercise.

(3) Amounts represent options granted since 1993 to Messrs. Osborn, Hastings, Stevens and Pero, and since 1998 to Mr. Timbers.

(4) Calculated on a pre-tax basis using the spread between the option exercise price and $34.86, which was the mean of the high and low sale prices of the common stock on December 31, 2002 as reported by The Nasdaq Stock Market.

Employment Security and Other Agreements

Messrs. Osborn, Stevens, Timbers, and Pero are parties to employment security agreements that provide lump sum cash payments equivalent to three years’ salary and bonus (and payment of a pro-rata bonus for the year of termination, as well as continuation of medical, dental, life insurance and similar benefits for three years) upon the termination of employment either by the Corporation without good cause or by the executive with good reason, as defined in the agreements, within two years after a change in control of the Corporation, as defined in the agreements. In addition, upon such termination, the employment security agreements provide the executives with a five-year post-termination exercise period for all outstanding non-qualified stock options and all outstanding incentive stock options granted on or after September 25, 2001, and a three-year service credit, if necessary, to qualify the executives for early or normal retirement under the Corporation’s pension plans and to qualify the executives for participation in the Corporation’s retiree medical program. The agreements also provide that the Corporation will reimburse the executives for any excise tax imposed on payments under the agreements as well as taxes imposed on such reimbursement amounts.

The Corporation entered into a consulting agreement with Barry G. Hastings in order to obtain, among other things, his commitment to represent the Corporation in the role of non-executive Chairman of Northern Trust Bank of Florida N.A. following his retirement as an officer and director of the Corporation and the Bank effective December 31, 2002. The agreement provides that Mr. Hastings will be available for up to 50 days a year to provide consulting services or to participate in activities and events on behalf of the Corporation. Mr. Hastings will receive an annual consulting fee of $50,000 under the one-year agreement, which may be extended for up to two additional one-year periods by either Mr. Hastings or the Corporation. Mr. Hastings received a restricted stock award of 14,000 shares in November 2002, as reported above in the “Summary Compensation Table,” in recognition of his achievements during 2002 and as further consideration for his commitment to serve as non-executive Chairman of Northern Trust Bank of Florida N.A. under the consulting agreement.

Pension Plan Table

The table below sets forth the estimated annual benefits payable upon retirement at age 65 under the Bank’s Pension Plan and Supplemental Pension Plan to persons in the compensation and years of service classification specified. The annual pension benefits presented below are shown as if paid in the form of a straight life annuity and will be reduced by .50% of the average Social Security taxable wage base for the individual for each year of service up to 35 years.

Pension Benefits

Average Compensation in 5 Highest Years	Years of Service at Retirement

	10	15	20	25	30	35

$ 500,000	$90,000	$135,000	$180,000	$225,000	$270,000	$315,000

750,000	135,000	202,500	270,000	337,500	405,000	472,500

1,000,000	180,000	270,000	360,000	450,000	540,000	630,000

1,250,000	225,000	337,500	450,000	562,500	675,000	787,500

1,500,000	270,000	405,000	540,000	675,000	810,000	945,000

1,750,000	315,000	472,500	630,000	787,500	945,000	1,102,500

2,000,000	360,000	540,000	720,000	900,000	1,080,000	1,260,000

2,250,000	405,000	607,500	810,000	1,012,500	1,215,000	1,417,500

2,500,000	450,000	675,000	900,000	1,125,000	1,350,000	1,575,000

2,750,000	495,000	742,500	990,000	1,237,500	1,485,000	1,732,500

3,000,000	540,000	810,000	1,080,000	1,350,000	1,620,000	1,890,000

3,250,000	585,000	877,500	1,170,000	1,462,500	1,755,000	2,047,500

3,500,000	630,000	945,000	1,260,000	1,575,000	1,890,000	2,205,000

The Bank’s Pension Plan and Supplemental Pension Plan were amended to change the formula used to calculate retirement benefits beginning January 1, 1996. All participants employed on December 31, 1995 continued accruing benefits under the prior formula through December 31, 2000. The annual straight life annuity pension benefits accrued under the prior Pension Plan and prior Supplemental Pension Plan for the executive officers named in the Summary Compensation Table are: Mr. Osborn, $819,009; Mr. Hastings, $520,724; Mr. Stevens, $315,680; and Mr. Pero, $439,298. At termination or retirement, these executive officers will be entitled to receive the greater of the above noted minimum benefits accrued through December 31, 2000 under the prior formula or the benefits calculated under the formula set forth in the Pension table. All participants employed after December 31, 1995 will accrue benefits under the formula set forth in the Pension table. Because Mr. Timbers was hired after December 31, 1995, his entire pension will be determined under the formula set forth in the Pension table above. In the event of a change in control of the Corporation, as defined in the Supplemental Pension Plan, participants become fully vested in all benefits payable under the Supplemental Pension Plan.

For the named executive officers, compensation covered by the Pension Plan includes base salary, before tax deposits made by a participant to the TIP, and awards under the Management Performance Plan. The average covered compensation for the highest five consecutive years is used in the pension calculation.

Credited years of service under the Bank’s Pension Plan for the named executive officers are as follows: Mr. Osborn—32 years, Mr. Hastings—28 years, Mr. Stevens—23 years, Mr. Timbers—4 years, and Mr. Pero—38 years. In addition to pension benefits, retiree health benefits are available to these individuals upon retirement if the length of service and other eligibility requirements described in the Retiree Medical Care Plan have been met. Mr. Timbers is also entitled to $10,000 a year for three years to purchase medical insurance coverage upon termination of his employment in certain circumstances.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

AMONG NORTHERN TRUST CORPORATION COMMON STOCK, S&P 500 INDEX

AND KEEFE, BRUYETTE & WOODS (KBW) 50 INDEX

The graph presented below compares the cumulative total stockholder return on the Corporation’s Common Stock to the cumulative total return of the S&P 500 Index and the KBW 50 Index for the five fiscal years which commenced January 1, 1998 and ended December 31, 2002. The cumulative total stockholder return assumes the investment of $100 in the Corporation’s Common Stock and in each index on December 31, 1997 and assumes reinvestment of dividends. The KBW 50 Index, available from Keefe, Bruyette & Woods, Inc., is a market-capitalization-weighted bank-stock index made up of 50 of the nation’s largest banking companies, including all money-center and most major regional banks. The Corporation is included in both the S&P 500 Index and the KBW 50 Index.

We caution you not to draw any conclusions from the data in this performance graph, as past results do not necessarily indicate future performance.

Total Return Assumes $100 Invested on

December 31, 1997 with Reinvestment of Dividends

Five-Year Cumulative Total Return

	December 31,
	1997	1998	1999	2000	2001	2002
Northern Trust	100	127	155	241	180	106
S&P 500 Index	100	129	156	142	125	97
KBW 50 Index	100	108	105	126	120	112

AUDIT COMMITTEE REPORT

The Audit Committee of the board is responsible for providing oversight of the Corporation’s financial reporting functions and internal controls. The board appoints the Audit Committee and its chairman annually, with the Committee consisting of no fewer than four directors.

The Audit Committee’s responsibility is one of oversight. In fulfilling their responsibilities, it is recognized that members of the Committee are not full-time employees of the Corporation, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the auditors to the Corporation. The responsibility for the completeness and accuracy of the Corporation’s financial statements rests with the Corporation’s management. The responsibility of KPMG LLP, the Corporation’s public accountants, is to perform an audit and to express an opinion as to whether the Corporation’s annual financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles.

The Audit Committee received the written disclosures and the letter from KPMG LLP, required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Corporation. Consistent with Independence Standards Board Standard No. 1 and the SEC’s “Strengthening the Commission’s Requirements Regarding Auditor Independence,” the Audit Committee considered at a meeting held on February 18, 2003 whether the provision of non-audit services by the public accountants to the Corporation for the fiscal year ended December 31, 2002 is compatible with maintaining KPMG LLP’s independence and has discussed with KPMG LLP the firm’s independence from the Corporation.

The Audit Committee reviewed and discussed with the Corporation’s public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (“Communications with Audit Committees”).

The Audit Committee reviewed and discussed with management and the Corporation’s public accountants the audited financial statements of the Corporation for the year ended December 31, 2002.

Based on the above-mentioned reviews and discussions with management and the Corporation’s public accountants, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee, exercising its business judgment, recommended to the board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

This report is submitted on behalf of the members of the Audit Committee:

Duane L. Burnham, Chairman

Susan Crown

Robert S. Hamada

Arthur L. Kelly

Edward J. Mooney

John W. Rowe

PUBLIC ACCOUNTANTS

Appointment of Public Accountants

The appointment of public accountants is approved annually by the Corporation’s board of directors. The decision of the board of directors is based on the recommendation of the Audit Committee. On  March 22, 2002, the board of directors, upon the recommendation of the Audit Committee, voted to replace Arthur Andersen LLP as the Corporation’s independent public accountants for 2002. Arthur Andersen LLP’s report on the consolidated financial statements of the Corporation for each of the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 22, 2002, there were no disagreements between the Corporation and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and March 22, 2002, there were no “reportable events” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

On April 16, 2002, the board of directors, upon the recommendation of the Audit Committee, engaged KPMG LLP as the Corporation’s independent public accountants for the year 2002. During the Corporation’s fiscal years ended December 31, 2000 and December 31, 2001, and the interim period between December 31, 2001 and April 16, 2002, the Corporation did not consult KPMG LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Corporation’s consolidated financial statements, or (iii) any other matter that was the subject of a disagreement with Arthur Andersen LLP or a “reportable event” (as defined in SEC Regulation S-K Item 304(a)(1)(v)).

For the year 2003, the board of directors, upon the recommendation of the Audit Committee, has authorized the engagement of KPMG LLP as the Corporation’s independent public accountants. Representatives of KPMG LLP will be present at the annual meeting. They will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions raised by stockholders at the meeting.

Audit Fees

The aggregate fees billed or expected to be billed by KPMG LLP for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q for that fiscal year were $1,119,600 (“Audit Fees”). The Audit Fees billed by KPMG LLP in fiscal year 2002 included fees for the reaudit of the Corporation’s annual financial statements for fiscal years ended December 31, 2000 and 2001. Arthur Andersen LLP did not bill the Corporation for Audit Fees for the fiscal year ended December 31, 2002.

Financial Information Systems Design and Implementation Fees

For the fiscal year ended December 31, 2002, neither KPMG LLP nor Arthur Andersen LLP rendered any information technology services to the Corporation relating to financial information systems design and implementation, and no fees were billed by KPMG LLP or Arthur Andersen LLP to the Corporation for any such services.

All Other Fees

The aggregate fees billed by KPMG LLP for services rendered to the Corporation, other than the services described above under “Audit Fees,” for the fiscal year ended December 31, 2002 were $522,565 including audit-related fees of $367,750 and other fees of $154,815 (collectively, “All Other Fees”). Audit-related fees billed by KPMG LLP included fees for services or other work such as employee benefit plan audits, accounting consultation and other attestation and audit-related services. Other fees were primarily for tax compliance and consulting and business advisory services.

The aggregate All Other Fees billed by Arthur Anderson LLP for the fiscal year ended December 31, 2002 were $485,969, including audit-related fees of $6,000 and other fees of $479,969. Audit-related fees billed by Arthur Anderson LLP included fees for services or other work such as other attestation and audit-related services. Other fees were primarily for tax compliance and consulting and employee benefits consulting.

In addition to Audit Fees and All Other Fees, aggregate fees of $329,600 were billed by Arthur Andersen LLP for services rendered during the fiscal year ended December 31, 2002 in connection with audits for certain of the proprietary mutual funds managed by affiliates of the Corporation. These mutual funds are not included in the consolidated financial statements of the Corporation. No such fees were billed by KPMG LLP during the fiscal year ended December 31, 2002.

OTHER BUSINESS

The board of directors knows of no business to be presented at the 2003 annual meeting other than that described above. The Corporation’s by-laws provide that stockholders may bring matters before an annual meeting only if they give timely written notice of the matter to be brought not less than 90 days and not more than 120 days before the month and day that the Corporation held the prior year’s annual meeting. The notice must be directed to the attention of the Corporation’s secretary and contain the information required by the by-laws. No such notice with respect to the 2003 annual meeting was received during the relevant period, December 17, 2002 through January 16, 2003. However, if any matter properly comes before the annual meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Any stockholder proposals for the 2004 annual meeting must be received by the Corporation, directed to the attention of the Corporation’s secretary, no later than November 10, 2003 in order to be eligible for inclusion in the Corporation’s proxy statement and form of proxy for that meeting. The proposal must comply in all respects with the rules and regulations of the SEC and the by-laws of the Corporation.

Also, under the Corporation’s by-laws, other proposals that are not included in the proxy statement will be considered timely and may be eligible for presentation at that meeting if they are received by the Corporation in the form of a written notice, directed to the attention of the Corporation’s secretary, not earlier than December 16, 2003 and not later than January 15, 2004. The notice must contain the information required by the by-laws.

By order of the Board of Directors,

Rose A. Ellis

Secretary

Chicago, Illinois

March 10, 2003

Printed on recycled paper.

NORTHERN TRUST CORPORATION

PROXY CARD FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 15, 2003

[GRAPHIC]	Northern Trust Corporation 50 South LaSalle St. Chicago, IL 60675	proxy

PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Duane L. Burnham, Frederick A. Krehbiel and William D. Smithburg, or any of them, with the power of substitution, attorneys and proxies for the undersigned to vote at the annual meeting of stockholders of Northern Trust Corporation on April 15, 2003, or any adjournment of such meeting, all shares of common stock which the undersigned is entitled to vote on the election of directors, as more fully described in the proxy statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

The above proxies cannot vote your shares unless you vote by telephone or through the Internet in accordance with the voting instructions on the reverse side or you sign, date and return this card by mail. If you vote by mail, you are encouraged to specify your choice on the election of directors by marking the appropriate space (SEE REVERSE SIDE), but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors.

YOU CAN VOTE YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS CARD BY MAIL

CONTINUED ON REVERSE SIDE

COMPANY #

CONTROL #

There are three ways to vote your proxy:

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CST) on April 14, 2003. NOTE: Phone voting is available only in the United States of America and Canada. There may be a few limited areas in which access to the toll free number is not available. This is dependent upon the local telephone service provider.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.
•	Follow the simple voice instructions.

VOTE BY INTERNET — http://www.eproxy.com/ntrs/

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CST) on April 14, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.

IF YOU VOTE BY PHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

NOTE: Because stockholders have the right to vote cumulatively in the election of directors, as described in the “Election of Directors” section on pages 3-4 of the proxy statement, you have the right to vote your shares in a manner that distributes those cumulative votes unequally among the nominees. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST PROVIDE US WITH WRITTEN INSTRUCTIONS ON THE PROXY CARD BELOW; YOU MAY NOT EXERCISE THIS RIGHT BY VOTING BY TELEPHONE OR THROUGH THE INTERNET.

ò    Please detach here    ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

1.	Election of 13 directors:
	01 Duane L. Burnham 02 Dolores E. Cross 03 Susan Crown 04 Robert S. Hamada 05 Robert A. Helman	06 Arthur L. Kelly 07 Frederick A. Krehbiel 08 Robert C. McCormack 09 Edward J. Mooney 10 William A. Osborn	11 John W. Rowe 12 Harold B. Smith 13 William D. Smithburg	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee,

write the number(s) of the nominee(s) in the box provided to the right.)

In their sole discretion, the proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director, cumulatively for some if the above proxies shall so determine at their sole discretion.

Address Change? Mark Box    ☐

Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in name of entity by authorized person.

NORTHERN TRUST CORPORATION

VOTING INSTRUCTION CARD FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 15, 2003

[GRAPHIC]	Northern Trust Corporation 50 South LaSalle St. Chicago, IL 60675

Voting Instruction Solicited by the Trustee of the Northern Trust Employee Stock Ownership Plan and the Trustee of The Northern Trust Company Thrift-Incentive Plan

The undersigned hereby directs the U.S. Trust Company, N.A., Trustee of the Northern Trust Employee Stock Ownership Plan (“ESOP”) and/or The Northern Trust Company, Trustee of The Northern Trust Company Thrift-Incentive Plan (“TIP”), as applicable, to vote at the annual meeting of stockholders of Northern Trust Corporation on April 15, 2003, or any adjournment of such meeting, all shares of common stock that have been allocated to the accounts of the undersigned on the election of directors, as more fully described in the proxy statement for the meeting, in the manner specified, and on any other business properly coming before the meeting.

You are encouraged to specify your choice on the election of directors by voting by telephone or through the Internet in accordance with the voting instructions on the reverse side or by marking the appropriate space on the voting instruction card on the reverse side. If you vote by mail, you are encouraged to specify your choice on the election of directors by marking the appropriate space (SEE REVERSE SIDE), but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors.

YOU CAN GIVE VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THIS CARD BY MAIL.

THE SHARES COVERED BY THIS VOTING INSTRUCTION CARD ARE LISTED OPPOSITE THE PLAN ABBREVIATIONS ON THE REVERSE SIDE OF THIS CARD AND ARE VOTED AS EXPLAINED BELOW.

ESOP	Listed on the reverse side of this voting instruction card is the number of shares of common stock allocated to your ESOP account that you are entitled to vote. By signing this voting instruction card, you direct U.S. Trust Company, N.A., Trustee, to vote these shares, in person or by proxy, as designated herein, at the annual meeting, except that the ESOP Trustee has discretion to vote such shares if a participant’s instructions are contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Unallocated shares and allocated shares for which no direction is received (together, “Undirected Shares”) will be voted by the ESOP Trustee in the same proportion that the allocated shares are voted, unless inconsistent with the ESOP Trustee’s fiduciary responsibility. Under the ESOP, participants are “named fiduciaries” to the extent of their authority to direct the voting of shares allocated to their accounts and their proportionate share of Undirected Shares.

TIP	Listed on the reverse side of this voting instruction card is the number of shares of common stock held in the Northern Trust Common Stock Fund of your TIP account that you are entitled to vote. By signing this voting instruction card, you direct The Northern Trust Company, Trustee, to vote these shares, in person or by proxy, as designated herein, at the annual meeting, except that the TIP Trustee has discretion to vote such shares as otherwise provided by ERISA.

CONTINUED ON REVERSE SIDE

COMPANY #

CONTROL #

THERE ARE THREE WAYS TO GIVE VOTING INSTRUCTIONS TO THE ESOP TRUSTEE AND/OR THE TIP TRUSTEE.

VOTE BY PHONE-TOLL FREE-1-800-240-6326

•	Your telephone call gives instructions to the ESOP Trustee and/or the TIP Trustee to vote your shares in the same manner as if you marked, signed, dated and returned your voting instruction card.
•	Use any touch-tone telephone to provide your voting instructions 24 hours a day, 7 days a week. The cut-off for giving voting instructions to the ESOP Trustee and/or the TIP Trustee by telephone is 12 PM (CST) on April 11, 2003. NOTE: Phone voting is available only in the United States of America and Canada. There may be a few limited areas in which access to the toll free number is not available. This is dependent upon the local telephone service provider.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN, please enter 4 zeros.
•	Follow the simple voice instructions.

VOTE BY INTERNET-http://www.eproxy.com/ntrs/

•	Use the Internet to vote your shares 24 hours a day, 7 days a week, until 12 PM (CST) on April 11, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number that are located above and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN, please leave blank.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we’ve provided. The cut-off date for receiving your voting instruction card is 12 PM (CST) on April 11, 2003.

IF YOU VOTE BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL YOUR VOTING INSTRUCTION CARD.

NOTE: Because stockholders have the right to vote cumulatively in the election of directors, as described in the “Election of Directors” section on pages 3-4 of the proxy statement, you have the right to instruct the ESOP Trustee if you are in the ESOP, and the TIP Trustee if you are in TIP, to vote the shares allocated to your plan account(s) in a manner that distributes those cumulative votes unequally among the nominees. IF YOU WISH TO EXERCISE THIS RIGHT, YOU MUST PROVIDE THE ESOP TRUSTEE AND/OR THE TIP TRUSTEE WITH WRITTEN INSTRUCTIONS ON THE VOTING INSTRUCTION CARD BELOW; YOU MAY NOT EXERCISE THIS RIGHT BY GIVING VOTING INSTRUCTIONS BY TELEPHONE OR THROUGH THE INTERNET.

You may access the 2003 notice of annual meeting and proxy statement and the 2002 annual report to stockholders electronically by going to these Web sites: proxy statement—http://northerntrust.com/aboutus/investor/proxy.html—annual report—http://northerntrust.com/aboutus/investor/annual/index.html

ò    Please detach here    ò

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE FOR DIRECTOR.

1.	Election of 13 directors:
	01 Duane L. Burnham 02 Dolores E. Cross 03 Susan Crown 04 Robert S. Hamada 05 Robert A. Helman	06 Arthur L. Kelly 07 Frederick A. Krehbiel 08 Robert C. McCormack 09 Edward J. Mooney 10 William A. Osborn	11 John W. Rowe 12 Harold B. Smith 13 William D. Smithburg	☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any nominee,

write the number(s) of the nominee(s) in the box provided to the right.)

In their sole discretion, the proxies are authorized to vote as they shall determine on such other matters as may properly come before the meeting.

This voting instruction card when properly executed will be voted in the manner directed herein. If no direction is made, this voting instruction card will be voted FOR the election of all nominees for director.

Address Change? Mark Box    ☐

Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as name appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

NOTICE TO PARTICIPANTS IN THE NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN

Dear Plan Participant:

The annual meeting of stockholders of the Northern Trust Corporation (the “Corporation”) will be held on April 15, 2003 for the purpose of electing the 13 director nominees recommended by the Board of Directors of the Corporation, as more fully described in the proxy statement for the annual meeting. Directors and officers of the Corporation will be present at the annual meeting to respond to any questions that the stockholders may have regarding the business to be transacted.

Only U.S. Trust Company, N.A., as trustee (the “Trustee”) of the Northern Trust Employee Stock Ownership Plan (the “ESOP”), can vote the shares of the Corporation stock (“Shares”) held by the ESOP. However, under the terms of the ESOP, you, as a participant in the ESOP, are entitled to instruct the Trustee how the Shares allocated to your account under the ESOP are to be voted, except that the Trustee has discretion to vote such shares if a participant’s instructions are contrary to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Unallocated Shares and allocated Shares for which no direction is received (together, “Undirected Shares”) will be voted by the Trustee in the same proportion that the allocated Shares were voted, unless inconsistent with the Trustee’s fiduciary responsibility. Thus, through your instructions, you will be exercising power and control as a named fiduciary of the ESOP not only over the Shares allocated to your account, but also with respect to a proportionate share of the Undirected Shares.

Enclosed with this notice is a confidential voting instruction card which is provided to you for the purpose of instructing the Trustee how to vote the Shares concerning the election of directors, which is more fully described in the Proxy Statement. Your interest in this matter is very important. Please take the time to complete the voting instruction card and return it in the enclosed envelope or provide telephonic or Internet instructions to the Trustee in the manner described on the voting instruction card. The Trustee will vote your Shares in accordance with the instructions you provide by telephone or through the Internet or on the voting instruction card received by the Trustee on or before April 11, 2003, unless the Trustee determines such instructions are contrary to the requirements of ERISA. If you vote by mail, you are encouraged to specify your choice in the election of Directors by marking the appropriate spaces, but you need not mark any space if you wish to vote in accordance with the recommendations of the Board of Directors.

How you vote will not be revealed, directly or indirectly, to any officer, to any other employee, or any director of the Corporation or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote Shares in the manner you think best.

Because of the time required to tabulate voting instructions from participants before the annual meeting, the Trustee must establish a cut-off date for receiving your voting instruction card or your telephonic or Internet instructions. The cut-off date established by the Trustee is 12:00 P.M. Central Standard Time April 11, 2003. The Trustee cannot insure that voting instruction cards or telephonic or Internet instructions received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your voting instruction card in the envelope provided for your convenience or provide telephonic or Internet instructions to the Trustee in the manner described on the voting instruction card on or before April 11, 2003. If the Trustee does not receive timely instructions from you, the Trustee will vote your Shares in proportion to the voting instructions received from all ESOP participants.

If you are a direct stockholder of the Corporation, you will receive under separate cover, proxy solicitation materials, including a proxy card. That card or the telephonic or Internet vote of the shares listed on that card CANNOT be used to direct the voting of Shares held by the ESOP.

If you have questions regarding the information provided to you, you may contact the ESOP Trustee at the following toll-free number between 11:00 A.M. and 6:00 P.M. Central Standard Time, Monday through Friday at 1-800-535-3093.

Your ability to instruct the Trustee how to vote your ESOP Shares is an important part of your rights as an ESOP participant. Please consider the proxy material carefully and then furnish your voting instructions promptly.

March 10, 2003

U.S. Trust Company, N.A.

Trustee of the

NORTHERN TRUST

EMPLOYEE STOCK OWNERSHIP

PLAN

1

March 10, 2003

TO:    Shareholders of Northern Trust Corporation

HOUSEHOLDING NOTICE

The Securities and Exchange Commission adopted rules that allow NORTHERN TRUST CORPORATION (the “Corporation”) to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more shareholders reside who share the same last name or whom the Corporation reasonably believes to be members of the same family. This procedure is referred to as “Householding.”

If you share the same last name and address with one or more shareholders, from now on, unless we receive contrary instructions from you, your household will receive only one copy of the Corporation’s annual report, proxy statement for its annual meeting of stockholders, any proxy statement combined with a prospectus or any information statement. We will include with the Householded materials for our annual meetings, a separate proxy card and Notice of Annual Meeting of Stockholders for each registered shareholder account at your address.

If you object to Householding and wish to continue to receive individual copies of these documents, call Wells Fargo Bank Minnesota, N.A., our stock transfer agent, at 1-877-602-7615. You will need to enter your shareowner account number and Company Number 401.

If we do not hear from you, you will be deemed to have consented to the delivery of only one set of these documents to your household. The Corporation intends to Household indefinitely, and your consent will be perpetual unless you revoke it. You may revoke your consent at any time by calling our stock transfer agent at 1-877-602-7615 or writing to them at Shareowner Services, Attn: Householding, P.O. Box 64854, St. Paul, MN 55164-0854.

Your participation in this program is encouraged. It will reduce the volume of duplicate information received at your household as well as the cost to the Corporation of preparing and mailing duplicate materials.

ROSE A. ELLIS

Secretary